This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2019 of HSBC Funds (the “Registrant”).

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, certifies that, to such officer’s knowledge:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

June 19, 2019
Date

/s/ Richard A. Fabietti
Richard A. Fabietti
President

/s/ Allan Shaer
Allan Shaer
Treasurer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.